                                                             Exhibit 10(i)(a)(5)
                                                             EXECUTION COPY

                               AMENDING AGREEMENT

         THIS AGREEMENT made the 1st day of February, 1996

B E T W E E N:

                  INFLO NORTH AMERICA LIMITED, a corporation organized and existing under the laws of the Province of Ontario,

                  (hereinafter referred to as the "Vendor")

                                                       OF THE FIRST PART;

                  HEALTH SHIELDS CORPORATION, a corporation organized and existing under the laws of the State of Nevada,

                  (hereinafter referred to as the "Master Marketer")

                                                       OF THE SECOND PART.

WHEREAS:

(1) The Vendor's parent company, In-Flo Liquid Dispensing Corporation ("Inflo") entered into a sales agreement with Diverse Products Incorporated ("Diverse") dated May 5, 1995 (the "Sales Agreement") pursuant to which Inflo agreed to sell to Diverse, for re-sale by Diverse, soft collapsible plastic bottles having the characteristics and upon the terms identified in the Sales Agreement;

(2) With Inflo's consent, Diverse assigned its rights under the Sales Agreement to the Master Marketer by assignment dated May 9, 1995;

(3) With the Master Marketer's consent, Inflo assigned its rights under the Sales Agreement to the Vendor by assignment dated January 22, 1996; and

(4) The Vendor and the Master Marketer wish to amend the terms of the Sales Agreement upon the terms set out in this Agreement.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties make the agreements and acknowledgments hereinafter set forth:


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                                    ARTICLE 1
                                 INTERPRETATION
                                 --------------

1.1 DEFINITIONS - Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them in the Sales Agreement.

1.2 HEADINGS - The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER - In this Agreement and unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the neuter gender shall include the masculine and feminine genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

                                    ARTICLE 2
                                   AMENDMENTS
                                   ----------

2.1 CORRECTION - The reference to paragraph 8.2(ii) in the second line of paragraph 8.5 of the Sales Agreement was a typographical error and this reference is hereby deleted and replaced with a reference to paragraph 8.2(i) of the Sales Agreement.

2.2 PURCHASE AND SALE OF BOTTLES - MINIMUM COMMITMENTS - Subject to the terms and conditions hereof, the Vendor and the Master Marketer agree to amend the minimum purchase commitments set out in Schedule B of the Sales Agreement for Contract Year 1, Contract Year 2 and Contract Year 3 as follows: Contract Year 1 Minimum - 2.5 million Bottles, Contract Year 2 Minimum - 10 million Bottles, and Contract Year 3 - 50 million Bottles, and that the reference to 125 million Bottles in paragraph 3.2 of the Sales Agreement is hereby replaced with a reference to 62.5 million Bottles. In all other respects, paragraph 3.2 and Schedule B to the Sales Agreement continue without further amendment.

2.3 MINIMUM ORDER QUANTITIES - The reference to 5 million Bottles in paragraph
3.3 of the Sales Agreement is hereby replaced with a reference to 2.5 million Bottles, and in all other respects, paragraph 3.3 of the Sales Agreement continues without further amendment.

2.4 PURCHASE PRICE - Schedule C of the Sales Agreement is deleted in its entirety and replaced with the schedule which is attached hereto and labelled "Schedule "C" AS AMENDED".

2.5 ADDITIONAL FEE - In consideration for the reduction in the minimum purchase commitments of the Master Marketer provided by this agreement, the Master Marketer shall pay an additional fee of US$100,000 to the Vendor, which fee shall be non-refundable and shall not otherwise be credited to amounts due to the Vendor by the Master Marketer in respect of


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                                    - 3 -

purchases of Bottles. This fee shall be due and payable in full on the last day of the first Contract Year, unless the Master Marketer has terminated this Amending Agreement in accordance with paragraph 2.6 below.

2.6 REVERSION TO SALES AGREEMENT PROVISIONS. - In the event that the Master Marketer placed purchase orders under the Sales Agreement for an aggregate of not fewer than 5 million Bottles on or prior to the expiry of the first Contract Year, and provided the Master Marketer has complied with the provisions of paragraph 3.7 of the Sales Agreement in respect of such purchase orders, then the Master Marketer may, at is sole option and without the consent of the Vendor, notify the Vendor that it wishes to revert back to the original terms of the Sales Agreement, and upon the delivery of such notice to the Vendor, the provisions of paragraph 2.2 to 2.5 inclusive of this Amending Agreement shall be deemed to have been terminated in their entirety. In such event, the Master Marketer shall be given a credit of $0.02 per Bottle on the first 2.5 million Bottles purchased in the first Contract Year, which credit shall be applied against the purchase price payable in respect of the second 2.5 million Bottles purchased in the first Contract Year. For greater certainty, the parties also confirm that the additional fee payable in accordance with paragraph 2.5 above shall not apply if the Master Marketer shall have placed purchase orders under the Sales Agreement for an aggregate of not fewer than 5 million Bottles on or prior to the expiry of the first Contract Year.

2.7 NO FURTHER AMENDMENTS. - Except as expressly amended by this Amending Agreement, the Sales Agreement continues in full force and effect.

                  IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

                                                 INFLO NORTH AMERICA LIMITED

                                                 Per: /s/ F. HURD
                                                     --------------------------
                                                       Title   President

                                                 HEALTH SHIELDS CORPORATION

                                                 Per: /s/ T. J. TULLY
                                                     --------------------------
                                                       Title  CEO

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                             SCHEDULE "C" AS AMENDED
                             -----------------------

BOTTLE PRICING
--------------

The base price for Bottles as at the date of the Agreement, subject to adjustment as provided by the Agreement, and assuming they are ordered in lots not smaller than 2,500,000 Bottles per purchase order shall be CDN$0.2746 per Bottle, being the sum of (i) a manufacturing component of CDN$0.2246, which is based on Dowlex resin made by DOW(Canada) (the "Manufacturing Component") and
(ii) a margin component to the Vendor of CDN$0.07 per Bottle (the "Margin Component").

Bottle orders in excess of the minimum for each year will be available for purchase at a price equal to the Manufacturing Component as quoted above, as adjusted from time to time in accordance with the provisions of the Agreement plus a Margin Component per Bottle that is variable based upon Bottle volumes as follows:

Contract Year     Volume in Excess of Minimum       Margin Component, Per Bottle

    1            From   2.5 million - 10 million             @  $0.070
    2            From   10 million -  50 million             @  $0.050
    3            From   50 million - 200 million             @  $0.040
    4            From   200 million - 400 million            @  $0.0175
    5            From   400 million and beyond               @  $0.0150
    Subsequent   From   Beyond 400 million                   @  $0.0150
     Years